UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ENCISION INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 5, 2009

To Our Shareholders:

The Annual Meeting of Shareholders of Encision Inc., a Colorado corporation, will be held at 10:00 A.M. Mountain Time, on August 5, 2009, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.                                       To elect seven directors;

2.                                       To ratify the appointment of Eide Bailly LLP as our independent public accountants; and

3.                                       To transact such other business as may properly come before the meeting, or any adjournment thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 12, 2009, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roger C. Odell
Roger C. Odell
Chairman of the Board

June 29, 2009

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 5, 2009

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Encision Inc., a Colorado corporation, for use at our Annual Meeting of Shareholders to be held at 10:00 A.M. Mountain Time, on August 5, 2009, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302 and at any and all adjournments of such meeting (the “Annual Meeting”).

If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed Proxy Cards that contain no instructions will be voted for each of the nominees for director indicated herein and for the ratification of Eide Bailly LLP as our independent public accountants. It is anticipated that this Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting will be mailed to our shareholders on or about June 29, 2009.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to our secretary, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

We will bear the costs of the meeting, including the costs of preparing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card. We may, in addition, use the services of our directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers, and others who hold shares of our common stock in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 5, 2009.

This Proxy Statement and the Annual Report are available at www.Encision.com.

OUTSTANDING CAPITAL STOCK

The record date for shareholders entitled to vote at the Annual Meeting was June 12, 2009. At the close of business on that day, there were 6,455,100 shares of our common stock, no par value, outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote.

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the total issued and outstanding shares of our common stock that are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. Abstentions and broker “non-votes” will be counted for purposes of attaining a quorum. If a quorum is present, the election of directors will require a plurality of the votes cast in person or by proxy at the Annual Meeting, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required to ratify appointment of our independent public accountants and approve any other matter to be voted on by the shareholders at the meeting. Proxies marked “withhold” and broker non-votes will have no effect on the election of directors. With respect to ratification at the appointment of our independent public accountants, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the proposal.

ACTIONS TO BE TAKEN AT THE MEETING

The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (1) FOR the election of each of the seven nominees named herein for the office of director, (2) FOR ratification of the appointment of Eide Bailly LLP as our independent public accountants and (3) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

If shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter of business.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in our Proxy Statement for the 2010 Annual Meeting of Shareholders, including shareholder recommendation for nominees for election to our board of directors, must be received by us at our offices in Boulder, Colorado, not later than February 26, 2010.

ELECTION OF DIRECTORS

(Proxy Item #1)

Our board of directors has nominated the seven persons listed below for election as directors for the 2010 fiscal year, each to hold office until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their death, resignation or removal. A shareholder using the enclosed Proxy Card can vote for all or any of the nominees of the board of directors or such shareholder may withhold his or her vote from all or any of such nominees. If the Proxy Card is properly executed but not marked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as our board of directors may recommend. There are no family relationships among these nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

The following table sets forth the members of our board of directors, their ages as of March 31, 2009, and their positions and offices held:

Name	Age	Position
Vern D. Kornelsen (1) (2) (3)	76	Director

Robert H. Fries (1) (2)	60	Director

Bruce L. Arfmann (3)	62	Director

Ruediger Naumann-Etienne (1)	62	Director

John R. Serino	61	Director, President & CEO

David W. Newton	62	Director, Co-Founder, VP - Technology

Roger C. Odell	58	Director, Co-Founder and Chairman of the Board, VP - Business Development

(1)       Member of the Compensation Committee

(2)       Member of the Nominating Committee

(3)       Member of the Audit Committee

Vern D. Kornelsen is one of our co-founders and served on our board of directors and as our Chief Financial Officer from 1991 through February 1997. He was re-elected to the board of directors in April 1998. Mr. Kornelsen is the General Partner of CMED Partners LLLP, one our principal shareholders. Mr. Kornelsen formerly practiced as a certified public accountant in the state of Colorado for many years. For the past eight years, he has been active in managing two investment partnerships, of which he is the general partner, as well as serving as an officer and director of several private companies of which he is the controlling stockholder. Mr. Kornelsen received a Bachelor of Science degree in business from the University of Kansas.

Robert H. Fries has served on our board of directors since June 2003. Mr. Fries is a founder and the President of FinanceVision Services, Inc., a finance and tax consulting firm, and has served as a finance executive with a broad range of large public multinational companies. Since March 2000, he has provided us with financial and tax consulting services. Mr. Fries’ credentials include a Masters in Business Administration from St. John’s University, New York, a CPA and a Juris Doctor Degree from Jones School of Law.

Bruce L. Arfmann has served on our board of directors since July 2005. Mr. Arfmann is a business consultant for private and public companies working with top management and boards of directors. During the 1990s he served as Executive Vice President and Chief Financial Officer for Colorado Medtech, Inc. Mr. Arfmann spent twenty years with Arthur Andersen, domestically and internationally, and was a Partner his last eight years at Arthur Andersen. Mr. Arfmann received a Bachelor of Science degree in accounting from the University of Wyoming.

Ruediger Naumann-Etienne has served on our board of directors since October 2008. Mr. Naumann-Etienne has been the General Partner of Intertec Healthcare Partners, a fund investing in medical companies, since 2006. Since 1989, he has also been the owner and Managing Director of Intertec Group, an investment company specializing in the medical technology field. Intertec Group has successfully implemented growth strategies for OEC Medical Systems, Laserscope, Quinton Instruments and Cardiac Science. Since 2006, he has been Chairman of Cardiac Science having previously served as the Chairman of a predecessor company, Quinton Instruments, from 2000 to 2005. He was also CEO of Quinton Instruments from 2000 to 2003. From 1993 until 1996 he was Chairman of OEC Medical Systems and CEO of the same company from 1995 to 1997. Mr. Naumann-Etienne is also a director of Bio-Rad Laboratories and Varian Medical Systems.

John R. Serino has served as our President & Chief Executive Officer since July 2004 and on our board of directors since July 2004. Mr. Serino is a veteran medical industry executive with over 20 years in the medical device business. From 2000 until 2004, Mr. Serino was with Quinton Cardiology Inc. as its Vice President of Sales and Marketing, where he was a member of its turnaround management team. From 1995 until 1999, he was with PLC Medical Systems, which pioneered CO2 laser systems for the treatment of patients with severe coronary artery disease, as its Vice President of Sales and Marketing. Mr. Serino received an MBA degree from the University of La Verne and a Bachelor of Science degree from Creighton University.

David W. Newton, is one of our co-founders and has been a Vice President and one of our directors since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton has an additional 16 years of experience as an electrical engineer designing electrosurgical generators and related accessories. Mr. Newton holds 21 patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado.

Roger C. Odell, the Chairman of our board of directors, is one of our co-founders, has served on our board of directors since our inception, and is our Vice President of Business Development. From 1976 until 1991, Mr. Odell was employed at Valleylab, a division of Tyco Healthcare Group LP, in a variety of engineering capacities, primarily involving electrosurgical products. Mr. Odell holds an Associate of Applied Science degree in electrical engineering from Alfred State University.

Director Meetings

During the fiscal year ended March 31, 2009, our board of directors met in person four times and had one telephonic meeting. Except for Mr. Odell, who did not attend one meeting, all directors nominated for re-election to the board of directors attended all of the meetings of the board of directors and all meetings of the committees of the board of directors on which they were members during fiscal year 2009. There were four meetings of the audit committee, two telephonic meetings of the compensation committee and one meeting of the nominating committee, attended by all directors who were members of the committees at the time of the meetings. The audit committee held two telephonic meetings with our independent auditors.

We encourage our incumbent directors to attend the Annual Meeting of Shareholders, subject to their travel schedule and other demands on their time. All incumbent directors, who were directors at that time, attended the 2008 Annual Meeting of Shareholders.

Our board of directors determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the board of directors adheres to the independence criteria under applicable Securities and Exchange Commission rules. Using these rules, our board of directors has determined that Bruce L. Arfmann, Robert H. Fries, Vern D. Kornelsen and Ruediger Naumann-Etienne qualify as independent directors.

Compensation of Directors

Currently, and except for Ruediger Naumann-Etienne who elected not to receive his compensation, our outside directors receive $1,250 a month for their services and are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. Currently, and except for Vern D. Kornelsen who elected not to receive his compensation for audit committee service, directors who serve on the audit committee receive an additional $750 a month for their services. Option grants to our directors are at the discretion of the board of directors.

The following table details the total compensation earned by our non-employee directors in fiscal year 2009.

Director Compensation

Name	Fees paid in cash ($) (1)	Option awards ($)	All other compensation ($)		Total ($)
Bruce L. Arfmann	21,375	2,957	—		24,332
Robert H. Fries	14,250	3,911	57,830	(2)	75,991
Vern D. Kornelsen	14,250	2,957	—		17,207
George A. Stewart(3)	12,000	2,398	—		14,398
Ruediger Naumann-Etienne	—	—	—		—

(1)  The following table provides a breakdown of fees paid in cash.

Name	Annual retainers ($)	Audit committee member fees ($)	Total ($)
Bruce L. Arfmann	14,250	7,125	21,375
Robert H. Fries	14,250	—	14,250
Vern D. Kornelsen	14,250	—	14,250
George A. Stewart	8,000	4,000	12,000

(2)  Compensation paid to an entity controlled by Mr. Fries for financial and tax consulting services provided to the Company.

(3)  Mr. Stewart resigned in October 2008.

The following table provides information on the outstanding equity awards at fiscal year-end for non-employee directors.

Outstanding Options for Non-Employee Directors at Fiscal Year-End 2009

Name	Number of securities underlying unexercised options (#) exercisable
Bruce L. Arfmann	20,000
Robert H. Fries	25,000
Vern D. Kornelsen	10,000
George A. Stewart	—
Ruediger Naumann-Etienne	—

Nominating Committee

The members of our nominating committee are Robert H. Fries and Vern D. Kornelsen. Our nominating committee recommends to our board of directors nominees for election to the board. Our nominating committee will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are properly submitted in writing to our corporate secretary in the manner described for shareholder nominations above under the heading “Shareholder Proposals.” A director nominee must have a strong professional or other background, a reputation for integrity and responsibility and experience relevant to our business and operations. A director nominee must be able to commit appropriate time to prepare for, attend and participate in all meetings of our board of directors and its committees, as applicable, and the annual meeting of shareholders and must not have any conflicts of interest with our business and operations. Our nominating committee will also require some director nominees to be independent as defined under the American Stock Exchange listing standards. All director nominees, whether submitted by a shareholder or our nominating committee, will be evaluated in the same manner. All current members of the nominating committee are independent for purposes of the American Stock Exchange listing standards.

The nominating committee does not have an express policy with regard to the consideration of any director candidates recommended by our shareholders because the nominating committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The nominating committee will consider director candidates proposed by shareholders in accordance with the procedures set forth above under “Shareholder Proposals,” and will evaluate shareholder-recommended candidates for director under the same criteria as internally generated candidates. Although the nominating committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our board and its committees.

Our board of directors has adopted a written Nominating Committee Charter, a copy of which was attached as Appendix A to our Proxy Statement for the 2007 Annual Meeting of Shareholders and is available on our website at www.Encision.com. Our nominating committee held one meeting during the fiscal year ended March 31, 2009.

Compensation Committee

The members of the compensation committee are Vern D. Kornelsen, Robert H. Fries and Ruediger Naumann-Etienne. Our compensation committee reviews and approves compensation for our executive officers whose compensation is approved by our board of directors upon recommendation of the compensation committee. Our compensation committee also administers our stock option plans. Our board of directors has adopted a written Compensation Committee Charter, a copy of which is available on our website at www.Encision.com. Our compensation committee held two telephonic meetings during the fiscal year ended March 31, 2009.

Audit Committee

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members are “independent directors” as defined by the applicable regulations of the Securities and Exchange Commission (“SEC”) as currently in effect and applicable to us. The audit committee oversees our financial process on behalf of the board of directors. The audit committee has adopted a written charter. The audit committee has adopted a complaint procedure policy.

Bruce L. Arfmann and Vern D. Kornelsen comprise the audit committee. Their backgrounds are more fully disclosed in their biographies under “Election of Directors.”

Our board of directors has determined that Bruce L. Arfmann qualifies as an “audit committee financial expert” and is “independent” as defined by the applicable regulations of the SEC as currently in effect and applicable to us.

The audit committee has adopted a written charter, a copy of which is available on the investors relations page of our website at www.Encision.com. Our audit committee held four meetings during the fiscal year ended March 31, 2009 and held two telephonic meetings with our independent auditors during the fiscal year ended March 31, 2009.

Shareholder Communications with Directors

Shareholders and other interested parties wishing to contact any member (or all members) of our board of directors or any committee of the board may do so by mail, addressed, either by name or title, to the board of directors or to any such individual director or group or committee of the directors, and all such correspondence should be sent to our principal office. Our administrative staff may review any such communications to ensure that inappropriate material is not forwarded to the board of directors or to any individual director. The board of directors intends to continuously evaluate its communication process with our shareholders and may adopt additional procedures to facilitate shareholder communications with the board of directors, consistent with standards of professionalism and our administrative resources.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and all other directors and executive officers. The Code of Ethics is available on the investor relations page of our website at www. Encision.com. We intend to satisfy the requirements under Item 5.05 of

Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics that apply to our principal executive, financial and accounting officers and directors by posting such information on our website.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names of our executive officers, their ages as of March 31, 2009, and their positions and offices held:

Name	Age	Position
John R. Serino	61	President & CEO
Roger C. Odell	58	VP — Business Development
David W. Newton	62	VP - Technology
Marcia McHaffie	63	Controller, Treasurer, Corporate Secretary
Judith King	59	VP - Regulatory Affairs & Quality Assurance
Richard Smoot	49	VP - Operations
Warren Taylor	48	VP - Engineering

John R. Serino has served as our President & Chief Executive Officer since July 2004. He is a veteran medical industry executive with over 20 years in the medical device business. From 2000 until 2004, Mr. Serino was with Quinton Cardiology Inc. as its Vice President of Sales and Marketing where he was a member of its turnaround management team. Mr. Serino received a Masters in Business Administration degree from the University of La Verne and a Bachelor of Science degree from Creighton University.

Roger C. Odell is one of our co-founders and is our Vice President of Business Development. From 1976 until 1991, he was employed at Valleylab, a division of Tyco Healthcare Group LP, in a variety of engineering capacities, primarily involving electrosurgical products. Mr. Odell holds an Associate of Applied Science degree in electrical engineering from Alfred State University.

David W. Newton is one of our co-founders and has been a Vice President since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton holds 21 patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado.

Marcia McHaffie is our Controller, Treasurer and Corporate Secretary who joined us in 1993 as Controller. She became Treasurer and Corporate Secretary in 2001. Ms. McHaffie has extensive experience in GAAP accounting, SEC Reporting and Sarbanes-Oxley implementation.

Judith King joined us in 1999 as Regulatory and Quality Affairs Manager. She has performed regulatory and technical functions with medical device companies for more than 20 years. Ms. King is Regulatory Affairs Certified, and is certified in Biomedical auditing from ASQ. She has a Bachelor of Arts degree in Sociology from Michigan State University, Lansing, Michigan.

Richard Smoot is Vice President of Operations who has been with us since 1995. He has been in the medical device industry since 1981. From 1990 to 1994 he was with Beacon Laboratories, performing services in materials and operations management.

Warren Taylor has served as our Vice President of Engineering since 2004. Prior to joining us, he was with medical device startups for 10 years and held positions as President of TriE Medical, Inc. and Vice President of Angiosonics, Inc. Mr. Taylor holds six patents, including patents in medical device design, and has a Bachelor of Science Mechanical Engineering Degree from North Carolina State University.

The following table sets forth certain information regarding compensation earned or awarded to each person who served as our chief executive officer during our most recently completed fiscal year, and to each of our two most highly compensated executive officers (other than our chief executive officer) who earned in excess of $100,000 during our most recently completed fiscal year, (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and principal position	Fiscal year	Salary ($)	Option awards ($) (1)	Total ($)
John R. Serino President, Chief Executive Officer	2009 2008	202,675 194,880	106,255 103,928	308,930 298,808
Roger C. Odell Vice President—Business Development	2009 2008	140,400 135,000	6,133 4,969	146,533 139,969
Warren Taylor Vice President—Engineering	2009 2008	139,011 133,664	19,057 17,893	158,068 151,557

(1)  Amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended March 31, 2009, in accordance with SFAS 123R and includes amounts from awards granted in and prior to fiscal year 2009. Assumptions used in the calculations of these amounts are set forth in Footnote 3 to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

Employment Agreements

We have entered into an employment agreement with Roger C. Odell dated March 3, 1997 which allows either party to terminate the agreement for any reason. In the event that the agreement is terminated, Mr. Odell is entitled, for a period of one year, to receive benefits and severance pay at the rate of his annual salary as of the date of termination, payable in equal monthly amounts.

Stock Options

On August 15, 1997, our shareholders approved the adoption of the 1997 Stock Option Plan (the “1997 Plan”) providing for grants of stock options and/or supplemental bonuses to our employees and directors. The 1997 Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet the requirements of Section 422. As approved by the shareholders, we had reserved 800,000 shares of our common stock for issuance upon exercise of options granted under the 1997 Plan.

On July 24, 2002, our shareholders approved an amendment recommended by our board of directors to increase the number of common shares reserved for issuance under the 1997 Plan by 100,000 shares, to a total of 900,000 from 800,000 shares of common stock, subject to adjustment for dividend, stock split or other relevant changes in our capitalization.

On August 16, 2004, our shareholders approved an amendment recommended by our board of directors to increase the number of common shares reserved for issuance under the 1997 Plan by 300,000 shares, to a total of 1,200,000 shares of common stock, subject to adjustment for dividend, stock split or other relevant changes in our capitalization. As of March 31, 2009, options to purchase an aggregate of 1,030,784 shares of our common stock (net of options canceled) had been granted pursuant to the 1997 Plan and 690,784 options had been exercised, leaving 340,000 still subject to exercise. No new options may be granted upon the 1997 Plan.

On August 2, 2007, our shareholders approved the adoption of the 2007 Stock Option Plan (the “2007 Plan”) providing for grants of stock options to our employees and directors. The 2007 Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet the requirements of Section 422. As approved by the shareholders, we reserved 700,000 shares of our common stock for issuance upon exercise of options granted under the 2007 Plan. As of March 31, 2009, options to purchase an aggregate of 230,000 shares of our common stock (net of options canceled) had been granted pursuant to the 2007 Plan, no options had been exercised, leaving 470,000 still subject to exercise.

The compensation committee of the board of directors administers the 1997 and 2007 Stock Option Plan.

Option Grants in Fiscal Year 2009

The following table sets forth options to acquire shares of our common stock granted to the Named Executive Officers during the fiscal year ended March 31, 2009.

Name	Grant date	Number of securities underlying options (#)	Exercise price of option awards ($/Sh)	Grant date fair value of option awards ($) (1)
John R. Serino	10/22/08	40,000	1.20	26,546
Roger C. Odell	10/22/08	20,000	1.20	13,273
Warren Taylor	10/22/08	20,000	1.20	13,273

(1)  Grant date fair value of option awards was determined pursuant to SFAS 123R. Assumptions used in the calculations of these amounts are set forth in Footnote 3 to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

Options Exercised in Fiscal Year 2009

There were no stock options exercised by the Named Executive Officers during fiscal year 2009.

Outstanding Options at Fiscal Year-End 2009

The following table sets forth certain information regarding the number and value of exercisable and unexercisable options to purchase shares of common stock held as of the end of our 2009 fiscal year by the Named Executive Officers.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/Sh)	Option expiration date

John R. Serino	200,000 15,625 —	— 9,375 40,000	2.85 3.38 1.20	10/05/09 8/24/11 10/22/13

Roger C. Odell	9,917 —	83 20,000	3.00 1.20	9/24/09 10/22/13

Warren Taylor	27,650 6,250 —	2,350 3,750 20,000	2.89 3.38 1.20	1/31/10 8/24/11 10/22/13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 10, 2009, the number of shares of our common stock, based upon 6,455,100 shares outstanding, owned by any person who is known by us to be the beneficial owner of more than 5% of our voting securities, by all individual directors, by all Named Executive Officers, and by all executive officers and directors as a group:

Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class

Vern D. Kornelsen(3)	1,172,210	18.2%
Roger C. Odell(4)	759,988	11.8%
Ruediger Naumann-Etienne(5)	660,671	10.2%
David W. Newton	290,949	4.5%
John R. Serino(6)	235,625	3.5%
Robert H. Fries(7)	78,972	1.2%
Bruce L. Arfmann(8)	14,472	*
Warren Taylor(9)	33,900	*
All executive officers and directors as a group (11 Persons) (10)	3,321,062	49.2%
Other Shareholders holding 5% or more:
CMED Partners LLLP(11)	1,119,517	17.3%
Intertec Healthcare Partners, L.P. (12)	660,671	10.2%

*    Less than 1%.

(1)        The address of each director and officer of the Company is 6797 Winchester Circle, Boulder, CO 80301.

(2)        Shares not outstanding but deemed beneficially owned by virtue of the individual’s right to acquire them as of June 10, 2009, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder’s name.

(3)          Includes 1,119,517 shares owned by CMED Partners LLLP, of which Mr. Kornelsen is the General Partner, and 4,472 shares issuable pursuant to options exercisable as of June 10, 2009, or within 60 days of such date.

(4)          Includes 9,917 shares issuable pursuant to options exercisable as of June 10, 2009, or within 60 days of such date.

(5)          Includes 660,671 shares owned by Intertec Healthcare Partners, L.P., of which Mr.Ruediger Naumann-Etienne is the Managing Member of Intertec Healthcare Management, L.L.C., the General Partner of Intertec Healthcare Partners, L.P.

(6)          Includes 215,625 shares issuable pursuant to options exercisable as of June 10, 2009, or within 60 days of such date.

(7)          Includes 14,472 shares issuable pursuant to options exercisable as of June 10, 2009, or within 60 days of such date.

(8)          Includes 14,472 shares issuable pursuant to options exercisable as of June 10, 2009, or within 60 days of such date.

(9)          Includes 33,900 shares issuable pursuant to options exercisable as of June 10, 2009, or within 60 days of such date.

(10)    Includes 292,858 shares issuable pursuant to options exercisable as of June 10, 2009, or within 60 days of such date.

(11)  The address of CMED Partners LLLP is 4605 Denice Drive, Englewood, CO 80111. Mr. Kornelsen is indirectly the beneficial owner of these shares since he is the General Partner of CMED Partners LLLP.

(12)  Based on Form 4, filed January 5, 2009 and Schedule 13D, filed September 29, 2008. The address of Intertec Healthcare Partners, L.P. is 5980 Horton Street, Suite 390, Emeryville, CA 94608.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended March 31, 2009, to our knowledge, our directors, officers and holders of more than 10% of our common stock have timely filed all Section 16(a) reports.

Audit Committee Report

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members are “independent directors” as defined by the applicable regulations of the SEC as currently in effect and applicable to us.

The audit committee reviews and reassesses the adequacy of its charter on an annual basis. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the audit committee concerning independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Bruce L. Arfmann, Audit Committee Member

Vern D. Kornelsen, Audit Committee Member

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proxy Item #2)

Our board of directors and audit committee have selected Eide Bailly LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2010. The decision to engage Eide Bailly LLP was approved by our board of directors and audit committee, and this appointment is being submitted to our shareholders for ratification at the Annual Meeting.

Eide Bailly LLP served as the principal accountant to audit our financial statements for the fiscal year ended March 31, 2009 and Gordon, Hughes & Banks, LLP for the fiscal year ended March 31, 2008. On November 1, 2008, Gordon, Hughes & Banks, LLP resigned as the Company’s independent registered public accounting firm. Gordon, Hughes & Banks, LLP had entered into an agreement with Eide Bailly LLP, pursuant to which Eide Bailly LLP acquired the operations of Gordon, Hughes & Banks, LLP and certain of the professional staff and shareholders of Gordon, Hughes & Banks, LLP joined Eide Bailly LLP either as employees or partners of Eide Bailly LLP and will continue to practice as members of Eide Bailly LLP. Concurrent with the resignation of Gordon, Hughes & Banks, LLP, the Company, through and with the approval of its Audit Committee, engaged Eide Bailly LLP as its independent registered public accounting firm.

We expect that a representative of Eide Bailly LLP will be present at the Annual Meeting and will be available to respond to appropriate questions, and such representative will have the opportunity to make a statement at the meeting.

During our two most recent fiscal years and any subsequent interim period preceding June 29, 2009, there were no disagreements between us and Eide Bailly LLP, on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF EIDE BAILLY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Audit Fees

Fees and related expenses for the fiscal year ended March 31, 2009 audit by Eide Bailly LLP were $33,996, and fees and related expenses for the fiscal year ended March 31, 2008 audit by Gordon, Hughes & Banks, LLP were $32,633.

Audit-Related Fees

Audit-related expenses include $10,506 to Eide Bailly LLP related to the review of the financial statements contained in our quarterly 10-Q filings for the fiscal year ended March 31, 2009 and $9,455 to Gordon, Hughes & Banks, LLP related to the review of the financial statements contained in our quarterly 10-Q filings for the fiscal year ended March 31, 2008.

Tax Fees

Neither Eide Bailly LLP nor Gordon, Hughes & Banks, LLP rendered any services related to tax return preparation or tax planning for the fiscal years ended March 31, 2009 or March 31, 2008.

All Other Fees

There were no aggregate fees billed for any other services rendered by Eide Bailly LLP or Gordon, Hughes & Banks, LLP for the fiscal years ended March 31, 2009 or March 31, 2008.

Approval of Auditor Services and Fees

Our audit committee ensures that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Our audit committee approves or pre-approves all services provided by our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. All fees identified in the preceding first two paragraphs were approved by our audit committee.

OTHER MATTERS

We know of no other matters that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy Card, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report for the fiscal year ended March 31, 2009, including audited Financial Statements for the year then ended, as filed with the Securities and Exchange Commission on Form 10-K is being mailed to shareholders on or about June 29, 2009 with these proxy materials.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 6797 Winchester Circle, Boulder, CO 80301, Attention: Marcia McHaffie. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.  IN THE EVENT THAT YOU ARE ABLE TO ATTEND THE MEETING, WE WILL, IF YOU REQUEST, CANCEL THE PROXY CARD.

SIGNATURE

By Order of the Board of Directors

/s/ Roger C. Odell
Chairman of the Board of Directors

Boulder, Colorado
June 29, 2009

ENCISION INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD AUGUST 5, 2009

The undersigned hereby constitutes, appoints and authorizes John R. Serino and David W. Newton and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated below, all of the undersigned’s shares of the no par value common stock of Encision Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at 10:00 A.M. Mountain Time, on August 5, 2009, at the offices of Faegre & Benson LLP, 1900 Fifteenth Street, Boulder, Colorado, 80302 and at any and all adjournments thereof, for the following purposes:

1.      To elect seven directors:

☐                                                            For all nominees listed below (except as marked to the contrary):

☐                                                            Withhold authority to vote for the nominees listed below:

Bruce L. Arfmann

Robert H. Fries

Vern D. Kornelsen

Ruediger Naumann-Etienne

David W. Newton

Roger C. Odell

John R. Serino

(INSTRUCTION: To withhold authority to vote for any individual nominee rather than all nominees, check the box next to “For all nominees listed below (except as marked to the contrary)” and draw a line through or otherwise strike out the name of the nominee(s) for whom authority to vote is to be withheld. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2.      To ratify the appointment of Eide Bailly LLP as the Company’s independent public accountants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.      To transact such other business as may properly come before the meeting, or any adjournment thereof.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

DATED:	, 2009.

Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 5, 2009.

The Proxy Statement and the Annual Report are available at www.Encision.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENCISION INC.  PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE INVESTOR SERVICES, 350 INDIANA STREET, SUITE 750, GOLDEN, CO 80401. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.